EXHIBIT 10.17

                       DIRECTOR COMPENSATION ARRANGEMENTS
                             AS OF DECEMBER 1, 2005

         Effective as of December 1, 2005, the compensation for the directors who are not our employees was determined to be as follows:


Board Meeting Fees:                      $20,000 per year, payable quarterly

Audit Committee Fees:                    $5,000 per year, payable quarterly

Compensation and Governance/ Nominating
Committee Fees:                          $4,000 per year, payable quarterly

Executive Committee Fees:                $500 per meeting

Chairs of Board and Committees:          $5,000 per year, payable quarterly

Restricted Stock Units*:                 $20,000 in value

Restricted Stock Grant**:                1,000 shares

*Annual grant of restricted stock units to be granted as of the first day of each fiscal year, with the number of units to be granted determined by dividing $20,000 by the fiscal year-end stock price. These units vest to the extent of 33-1/3% on the last day of each fiscal year, and the risks of forfeiture lapse as to such increment, if we achieve 95% of our earnings target established by our Board of Directors.

**Annual grant of 1,000 shares of Restricted Stock to be granted as of the first day of each fiscal year and to be fully vested at the time of grant.